ROWAN COMPANIES, INC. LAND RIG FLEET AND CONTRACT STATUS As of February 16, 2010	EXHIBIT 99.2

ONSHORE RIGS				Maximum		Contract Status
		Horsepower		Drilling			Estimated
Name	Type	Drawworks	Mud Pumps	Depth (feet)	Location	Customer	Duration	Comments

Rig 9	Diesel electric	2,000	3,200	20,000	Texas	Shipyard
Rig 12	SCR diesel electric	1,500	2,600	18,000	Texas	Legend	February 2010
					Texas	EOG	July 2010
Rig 14	AC electric	3,000	3,200	35,000	Texas	Out of Service
Rig 15	AC electric	3,000	3,200	35,000	Texas	Available
Rig 18	SCR diesel electric	2,000	4,400	25,000	Texas	Out of Service
Rig 26	SCR diesel electric	2,000	4,800	25,000	Texas	Available
Rig 29	Mechanical	1,500	2,600	18,000	Texas	Shipyard
Rig 30	AC electric	2,000	2,600	20,000	Louisiana	Chesapeake	December 2010
Rig 31	SCR diesel electric	3,000	4,400	35,000	Texas	Available
Rig 33	SCR diesel electric	1,500	3,200	18,000	Texas	EOG	May 2010
Rig 34	SCR diesel electric	2,000	4,400	25,000	Texas	Out of Service
Rig 35	SCR diesel electric	1,500	4,400	18,000	Texas	Cabot	July 2010
Rig 51	SCR diesel electric	2,000	4,400	25,000	Texas	Newfield	June 2010
Rig 52	SCR diesel electric	2,000	4,400	25,000	Oklahoma	Marathon	May 2010
Rig 53	SCR diesel electric	2,000	4,400	25,000	Louisiana	Chesapeake	December 2010
Rig 54	SCR diesel electric	2,000	4,400	25,000	Louisiana	Chesapeake	November 2010
Rig 59	AC electric	2,000	3,200	25,000	Louisiana	EnCana	August 2012
Rig 60	AC electric	2,000	3,200	25,000	Texas	Devon	April 2011
Rig 61	AC electric	2,000	3,200	25,000	Texas	EnCana	June 2015
Rig 62	AC electric	2,000	3,200	25,000	Texas	Devon	March 2011
Rig 63	AC electric	2,000	3,200	25,000	Texas	EnCana	November 2014
Rig 64	AC electric	2,000	3,200	25,000	Texas	Available
Rig 65	AC electric	2,000	3,200	25,000	Louisiana	EnCana	June 2010
Rig 66	AC electric	2,000	3,200	25,000	Texas	EnCana	May 2010
Rig 67	AC electric	2,000	3,200	25,000	Texas	EnCana	April 2010
Rig 68	AC electric	2,000	3,200	25,000	Alaska	Pioneer	March 2010
Rig 76	AC electric	2,000	3,200	25,000	Louisiana	EnCana	April 2011
Rig 77	AC electric	2,000	3,200	25,000	Texas	EnCana	December 2012
Rig 84	AC electric	2,000	3,200	25,000	Texas	EnCana	May 2011
Rig 85	AC electric	2,000	3,200	25,000	Texas	Common Resources	October 2010
Rig 86	AC electric	2,000	3,200	25,000	Texas	EnCana	February 2012
Rig 87	AC electric	2,000	3,200	25,000	Texas	Common Resources	May 2012

Rigs 9 through 35 were constructed at various dates between 1960 and 1982, utilizing new as well as used equipment, and have since been substantially rebuilt.  Rigs 14, 18 and 34 are not currently being marketed.
Rigs 51, 52, 53 and 54 were constructed during 2001-02. Rigs 59 through 66 were completed during 2006, Rigs 67 through 77 during 2007, Rigs 84 and 85 in 2008 and Rigs 86 and 87 in 2009.  All but Rig 29 are equipped with a top-drive drilling system.  Day rates range from $13,000 to $27,000.

Estimated contract durations reflect either stated drilling periods expected time required for the contracted well or wells.  Estimated number of idle days during January 2010 was 313 (68% utilization).

ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE AND/OR INCORRECT INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME.
THE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY PURPOSE, AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE USE OF THE INFORMATION SET FORTH ABOVE.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Relevant factors have been disclosed in the Company's filings with the U. S. Securities and Exchange Commission.

Revisions to Fleet Status Report Noted in Bold